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                              NET RADIO CORPORATION
            AMENDED AND RESTATED 1998 STOCK OPTION AND INCENTIVE PLAN


                                    ARTICLE 1

                            ESTABLISHMENT AND PURPOSE

         Net Radio Corporation (the "Company") hereby establishes the Net Radio Corporation 1998 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to enable the Company and its Affiliates to retain and attract employees, directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

                                    ARTICLE 2

                                   DEFINITIONS

         For the purposes of the Plan, the following terms shall be defined as set forth below:

         2.1      "Affiliate" means any Parent or Subsidiary.

         2.2 "Award" means an Option, Deferred Stock award, Restricted Stock award, or Stock Appreciation Right granted pursuant to the terms of the Plan.

         2.3      "Board" means the Board of Directors of the Company.

         2.4      "Broker Exercise Notice" means the written notice described in
Section 6.6 of the Plan.

         2.5 "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a particular Participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

         2.6 "Change in Control" means an event described in Section 12.1 of the Plan.

         2.7      "Code" means the Internal Revenue Code of 1986, as amended.

         2.8 "Committee" means a committee of the Board as may be designated by the Board, from time to time, for the purpose of administering this Plan as contemplated by Section 3.1 hereof. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.



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         2.9      "Common Stock" means the common stock of the Company, no par value, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

         2.10 "Deferred Stock" means an award made pursuant to Article 9 below of the right to receive Stock at the end of a specified period.

         2.11 "Disability" means the disability of the Participant as defined in the long-term disability plan of the Company then covering the Participant or, if no such plan exists, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

         2.12 "Eligible Recipient" means all employees (including, without limitation, officers and directors who are also employees), nonemployee directors, consultants and independent contractors of the Company and any Affiliate.

         2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.14 "Fair Market Value" means, with respect to the Common Stock, the following:

                  (a) If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers, Inc. ("NASD") through Nasdaq (its automated system for reporting quotes), for the date in question or, if the Common Stock is quoted on The Nasdaq National Market or is listed on a national stock exchange, the officially quoted closing price on The Nasdaq National Market or such exchange, as the case may be, on the date in question.

                  (b) If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside legal, accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value.

         2.15 "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Article 6 of the Plan that is intended to be, designated as, and qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.16 "Non-Employee Director" means a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act or any successor rule.

         2.17 "Non-Qualified Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Article 6 of the Plan that does not qualify as an Incentive Stock Option.




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         2.18     "Option" means an Incentive Stock Option or a Non-Qualified
Stock Option.

         2.19 "Outside Director" means a director who (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior service (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; and (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

         2.20 "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

         2.21 "Participant" means an Eligible Recipient who receives one or more Awards under the Plan.

         2.22 "Person" means any individual, corporation, partnership, group, association or other "person" (as such term is used in Section 14(d) of the Exchange Act), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan sponsored by the Company or a wholly owned subsidiary of the Company.

         2.23 "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant and shares of Common Stock that are to be acquired by the Participant pursuant to the exercise of an Option, the termination of restrictions of a Restricted Stock Award, or the termination of a period of deferral of a Deferred Stock award.

         2.24 "Restricted Stock" means an award of shares of Common Stock that are subject to restrictions under Article 8 below.

         2.25 "Retirement" means the retirement of a Participant pursuant to and in accordance with the regular or, if approved by the Board for purposes of the Plan, early retirement/pension plan or practice of the Company or Affiliate then covering the Participant.

         2.26     "Securities Act" means the Securities Act of 1933, as amended.

         2.27 "Stock Appreciation Right" means the right pursuant to an award granted under Article 7 below to surrender to the Company all or a portion of an Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Option or such portion thereof is surrendered, of the shares of Common Stock covered by such Option or such portion thereof, and (ii) the aggregate exercise price of such Option or such portion thereof.

         2.28 "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.


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         2.29     "Tax Date" means the date any withholding tax obligation
arises under the Code for a Participant with respect to an Award.

                                    ARTICLE 3

                               PLAN ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by the Board or a Committee of at least two directors, all of whom shall be Outside Directors and Non-Employee Directors. The Committee may be a subcommittee of the Compensation Committee of the Board. Members of such a Committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of such a Committee shall constitute a quorum. Such a Committee shall act by majority approval of the members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of such a Committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of such a Committee's meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company. As used in this Plan, the term "Committee" will refer to the Board or to such a Committee, if established.

         3.2      AUTHORITY OF THE COMMITTEE.

                  (a) The Committee shall have the power and authority to grant to Eligible Recipients, pursuant to the terms of the Plan: (i) Options,
         (ii) Stock Appreciation Rights, (iii) Restricted Stock awards, or (iv) Deferred Stock awards. In particular, the Committee shall have the authority:

                           (i) to select the Eligible Recipients to whom Options, Stock Appreciation Rights, Restricted Stock awards and/or Deferred Stock awards may from time to time be granted hereunder;

                           (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock awards or Deferred Stock awards, or a combination of the foregoing, are to be granted hereunder;

                           (iii) to determine the number of shares to be covered
                  by each Award granted hereunder;

                           (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, any restriction on any Option or other Award and/or the shares of Common Stock relating thereto) and, with the consent of the Participant affected thereby, to amend such terms and conditions (including, but not limited to, any amendment which accelerates the vesting of any award); and




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                           (v) to determine whether, to what extent and under
                  what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant.

                  (b) The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company and its Affiliates, the shareholders of the Company, the Committee and each of its members, the directors, officers, employees of and consultants to the Company and its Affiliates, and the Participants and their respective successors in interest. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

                                    ARTICLE 4

                            STOCK SUBJECT TO THE PLAN

         4.1      NUMBER OF SHARES. Subject to adjustment as provided in Section
4.3 below, the maximum number of shares of Common Stock that shall be authorized and reserved for issuance under the Plan shall be 2,000,000 shares of Common Stock. The maximum number of shares authorized may also be increased from time to time by approval of the Board and, if required pursuant to Rule 16b-3 under the Exchange Act, Section 422 of the Code, or the applicable rules of any securities exchange or the NASD, the shareholders of the Company.

         4.2 SHARES AVAILABLE FOR USE. Shares of Common Stock that may be issued upon exercise of Options, or as Deferred Stock awards or Restricted Stock awards shall be applied to reduce the maximum number of shares of Common Stock available for use under the Plan. Any shares of Common Stock that are subject to an Option or a Deferred Stock award or Restricted Stock award (or any portion thereof) that lapses, expires or for any reason is terminated unexercised shall automatically again become available for use under the Plan.

         4.3 ADJUSTMENTS TO SHARES. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and



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exercise price of securities subject to outstanding Options, Deferred Stock awards and Restricted Stock awards (subject to Section 8.3(e)). The adjusted Option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option, without limiting the generality of the foregoing, in the event that any of such transactions are effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets, including cash, with respect to or in exchange for such Common Stock, all Participants holding outstanding Options, Deferred Stock awards or Restricted Stock awards shall upon the exercise of such Options, upon the termination of restrictions of such Restricted Stock award, or upon the termination of the deferral period of such Deferred Stock award shall receive, in lieu of any shares of Common Stock they may be entitled to receive, such stock, securities or other assets, including cash, as would have been issued to such Participants if their Options had been exercised or the deferral period or restrictions of a Deferred Stock award or Restricted Stock award had lapsed or terminated and such Participants had received Common Stock prior to such transaction.

                                    ARTICLE 5

                                  PARTICIPATION

         5.1 PARTICIPANTS. Participants in the Plan shall be those Eligible Participants who have performed, are performing, or will perform services in the management, operation and development of the Company or any Affiliate, and significantly contributed, are significantly contributing or are expected to significantly contribute to the achievement of corporate objectives. Eligible Recipients may be granted from time to time one or more Awards, as may be determined by the Committee in its discretion. The number, type, terms and conditions of Awards need not be uniform, consistent or in accordance with any program, regardless of whether such Eligible Recipients are similarly situated.

         5.2 AGREEMENTS. Upon determination by the Committee that an Incentive Stock Option is to be granted to an Eligible Recipient, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Eligible Recipient to whom an Option, Deferred Stock award, Restricted Stock award, or Stock Appreciation Right is to be granted shall, if requested by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of the related agreement with the Participant.

                                    ARTICLE 6

                                  STOCK OPTIONS

         6.1 GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its discretion. The Committee



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shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Incentive Stock Option shall be granted only to an Eligible Employee who is an employee of the Company or an Affiliate. The terms of the agreement relating to a Qualified or Non-Qualified Stock Option shall expressly provide that such Option shall be treated as an Incentive Stock Option or Non-Qualified Stock Option, as the case may be.

         6.2 EXERCISE. An Option shall become exercisable at such times and in such installments (which may be cumulative) as shall be determined by the Committee, in its discretion, at the time the Option is granted. Upon the completion of its exercise period, an Option, to the extent not then exercised, shall expire. Notwithstanding the foregoing and subject to the discretionary acceleration rights of the Committee, an Option granted to a director, officer or 10% shareholder of the Company shall not be exercisable for a period of six
(6) months unless the Option has been approved by the Board, the Committee or the shareholders of the Company.

         6.3      EXERCISE PRICE.

                  (a) INCENTIVE STOCK OPTIONS. The per share price to be paid by the Participant at the time an Incentive Stock Option is exercised shall be determined by the Committee, in its discretion, at the time the Option is granted; provided, however, that such price shall not be less than (i) 100% of the Fair Market Value of one share of Common Stock on the date the Option is granted, or (ii) 110% of the Fair Market Value of one share of Common Stock on the date the Option is granted if, at the time the Option is granted, the Participant owns, directly or indirectly (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

                  (b) NON-QUALIFIED STOCK OPTIONS. The per share price to be paid by the Participant at the time a Non-Qualified Stock Option is exercised shall be determined by the Committee, in its discretion, at the time the Option is granted.

         6.4      DURATION.

                  (a) INCENTIVE STOCK OPTIONS. The period during which an Incentive Stock Option may be exercised shall be fixed by the Committee, in its discretion, at the time the Option is granted; provided, however, that in no event shall such period exceed 10 years from its date of grant or, in the case of a Participant who owns, directly or indirectly, (as determined pursuant to Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate, five years from its date of grant.

                  (b) NON-QUALIFIED STOCK OPTIONS. The period during which a Non-Qualified Stock Option may be exercised shall be fixed by the Committee, in its discretion, at the time the Option is granted.











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                  (c) EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.
         Notwithstanding this Section 6.4, except as provided in Articles 11 and 12 of the Plan, all Options granted to a Participant shall terminate and may no longer be exercised if the Participant's employment or other service with the Company and all Affiliates ceases.

         6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained therein and in the agreement evidencing such Option, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive office in Minneapolis, Minnesota (Attention: President), and by paying in full the total Option exercise price for the shares of Common Stock purchased. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. Subject to compliance with Section 15.1 of the Plan, the exercise of the Option shall be deemed effective upon receipt of such notice and payment complying with the terms of the Plan and the agreement evidencing such Option. As soon as practicable after the effective exercise of the Option, the Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Participant one or more duly issued stock certificates evidencing such ownership. If a Participant exercises any Option with respect to some, but not all, of the shares of Common Stock subject to such Option, the right to exercise such Option with respect to the remaining shares shall continue until it expires or terminates in accordance with its terms. An Option shall only be exercisable with respect to whole shares.






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         6.6      PAYMENT OF PURCHASE PRICE.

                  (a) The total purchase price of the shares to be purchased upon exercise of an Option shall be paid entirely either by certified check or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes, Previously Acquired Shares, or a Broker Exercise Notice, or any combination thereof. As determined by the Committee, in its sole discretion, in the case of a Non-Qualified Stock Option, payment in full or in part may also be made in the form of Restricted Stock or Deferred Stock subject to an award under the Plan (based in each case on the fair market value of the Common Stock on the date the Option is exercised, as determined by the Committee); provided that in the event payment is made in the form of shares of Restricted Stock or Deferred Stock, the Participant will receive a portion of the Option shares in the form of, and in an amount equal to, the Restricted Stock award or Deferred Stock award tendered as payment by the Participant. In the case of an Incentive Stock Option, the right to make a payment in the form of Previously Acquired Shares may be authorized only at the time the Option is granted. If the terms of an Option so permit, a Participant may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. In determining whether or upon what terms and conditions a Participant will be permitted to pay the purchase price of an Option in a form other than cash, the Company may consider all relevant facts and circumstances, including, without limitation, the tax and securities law consequences to the Participant and the Company and the financial accounting consequences to the Company. No shares of Common Stock shall be issued until full payment therefor has been made.

                  (b) For purposes of this Section 6.6, a "Broker Exercise Notice" shall mean a written notice from a Participant to the Company at its principal executive office in Minneapolis, Minnesota (Attention:
         President), made on a form and in such manner as the Committee may from time to time determine, pursuant to which the Participant irrevocably elects to exercise all or any portion of an Option and irrevocably directs the Company to deliver the stock certificates to be issued to such Participant under such Option exercise directly to a broker or dealer. A Broker Exercise Notice must be accompanied by or contain irrevocable instructions to the broker or dealer (i) to promptly sell a sufficient number of shares of such Common Stock or to loan the Participant a sufficient amount of money to pay the exercise price for the Options and, if not otherwise satisfied by the Participant, to fund any related employment and withholding tax obligations due upon such exercise, and (ii) to promptly remit such to the Company upon the broker's or dealer's receipt of the stock certificates.

         6.7 RIGHTS AS A SHAREHOLDER. The Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by an Option until the Participant shall have become the holder of record of such shares, and no adjustments shall be

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made for dividends or other distributions or other rights as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determined pursuant to Section 4.3 of the Plan.

         6.8 DISPOSITION OF COMMON STOCK ACQUIRED PURSUANT TO THE EXERCISE OF INCENTIVE STOCK OPTIONS. Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan before the expiration of two years after its date of grant or before the expiration of one year after its date of exercise and the date on which such shares of Common Stock were transferred to the Participant pursuant to the exercise of the Option, the Participant shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of the proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of a Participant to make any such disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to such disposition. The Committee shall have the right, in its discretion, to endorse the certificates representing such shares with a legend restricting transfer and to cause a stop transfer order to be entered with the Company's transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding and employment-related tax requirements or until the later of the expiration of two years from its date of grant or one year from its date of exercise and the date on which such shares were transferred to the Participant pursuant to the exercise of the Option.

         6.9 AGGREGATE LIMITATION OF STOCK SUBJECT TO INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any Affiliate) exceeds $100,000 (or such other amounts as may be prescribed by the Code from time to time), such excess Options shall be treated as Non-Qualified Options. The determination shall be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, shall designate which shares shall be treated as shares to be acquired upon exercise of an Incentive Stock Option.




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                                    ARTICLE 7

                            STOCK APPRECIATION RIGHTS

         7.1 GRANT. Stock Appreciation Rights may be granted in conjunction with all or part of any Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right.

         7.2 EXERCISE. A Stock Appreciation Right may be exercised by a Participant, in accordance with Section 7.3 below by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in
Section 7.3. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

         7.3 TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to applicable regulations relating to the exercise of Stock Appreciation Rights by Participants subject to reporting responsibilities under Section 16 of the Exchange Act, and to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (a) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of
         Article 6 and this Article 7 of the Plan.

                  (b) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option exercise price per share specified in the related Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

                  (c) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Option would be transferable under Section 14.2 of the Plan.

                  (d) Upon the exercise of a Stock Appreciation Right, the Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4.1 of the Plan on the number of shares of Common Stock to be issued under the Plan, but only to the extent of



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         the number of shares issued or issuable under the Option at the time of exercise based on the value of the Stock Appreciation Right at such time.

                  (e) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

                                    ARTICLE 8

                             RESTRICTED STOCK AWARDS

         8.1 ADMINISTRATION. Shares of Restricted Stock may be issued either alone or in addition to other Awards. The Committee shall determine the Eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

          8.2 AWARDS AND CERTIFICATES. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

                  (a) Each Participant who has received a Restricted Stock Award shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Net Radio Corporation 1998 Stock Option and Incentive Plan and an agreement entered into between the registered owner and Net Radio Corporation. Copies of such Plan and Agreement are on file in the offices of Net Radio Corporation, Riverplace - Exposition Hall, 43 Main Street SE; Suite 149, Minneapolis, Minnesota 55414."

                  (b) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award.

         8.3 RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

                  (a) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

                  (b) Except as provided in Section 8.3(a), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (but only to the extent shares are available under Article 4). Certificates for shares of unrestricted Common Stock shall be delivered to the Participant promptly after, and only after, the period of forfeiture shall have expired without forfeiture of such shares of Restricted Stock.

                  (c) Subject to the provisions of the award agreement and of
         Section 8.3(d) below, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

                  (d) In the event of special hardship circumstances of a Participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a Participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining restrictions with respect to such Participant's shares of Restricted Stock.

                  (e) Notwithstanding the foregoing, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board shall, in its sole discretion, in connection with the Board'sadoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for one or more of the following with respect to Restricted Stock awards that are, on such date, still subject to a Restriction Period: (i) the removal of the restrictions on any or all outstanding Restricted Stock awards; (ii) the complete termination of this Plan and forfeiture of outstanding Restricted Stock awards prior to a date specified by the Board; and (iii) the continuance of the Plan with respect to the Restricted Stock awards which were outstanding as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation and provide to Participants holding Restricted Stock awards the right to an equivalent number of restricted shares of stock of the corporation succeeding the Company by reason of such sale, merger, exchange, consolidation or liquidation. The grant of a Restricted Stock award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes to its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                  (f) Subject to Article 13 below, recipients of Restricted Stock awards under the Plan are not required to make any payment or provide consideration other than the rendering of services.

                                    ARTICLE 9

                              DEFERRED STOCK AWARDS

         9.1 ADMINISTRATION. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the Eligible Recipients to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any Participant or group of Participants, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Common Stock will be deferred, and the terms and conditions of the award in addition to those contained in Section 9.2. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

         9.2      TERMS AND CONDITIONS.

                  (a) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

                  (b) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the Participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion.

                  (c) Subject to the provisions of the award agreement and
         Section 9.2(d) below, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the Participant.

                  (d) In the event of special hardship circumstances of a Participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a Participant still in service, the Committee may, in its sole discretion, when it finds that waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Participant's Deferred Stock.

                  (e) A Participant may elect to further defer receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

                  (f) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the Participant.

                                   ARTICLE 10

                                  CASH BONUSES

         In connection with any grant of Options, Restricted Stock awards or Deferred Stock Awards, or at any time thereafter, the Committee may, in its discretion, grant a cash bonus to a Participant in connection with the grant or vesting or exercise of an Award. The determination of whether to grant such a cash bonus, the nature and amount of any such cash bonus and the terms and conditions of such cash bonus shall be within the discretion of the Committee.

                                   ARTICLE 11

                      TERMINATION OF EMPLOYMENT OR SERVICE

         11.1 TERMINATION OF EMPLOYMENT OR OTHER SERVICE DUE TO DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in Article 12 of the Plan, in the event a Participant's employment or other service with the Company and all Affiliates is terminated by reason of such Participant's death, Disability or Retirement, all outstanding Options then held by the Participant shall remain exercisable to the extent exercisable as of such termination for a period of three months after such termination in the event of the Participant's death or Retirement, or for a period of one year after such termination in the event of the Participant's Disability (but in no event after the expiration date of any such Option).

         11.2 TERMINATION OF EMPLOYMENT OR OTHER SERVICE FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in Article 12 of the Plan, in the event a Participant's employment or other service with the Company and all Affiliates is terminated for any reason other than death, Disability or Retirement, all rights of the Participant under the Plan shall immediately terminate within notice of any kind, and no Options then held by the Participant shall thereafter be exercisable.

         11.3 MODIFICATION OF EFFECT OF TERMINATION. Notwithstanding the provisions of this Article 11, upon a Participant's termination of employment or other service with the Company and all Affiliates, other than for Cause, the Committee may, in its discretion (which may be exercised before or following such termination), cause Options, or any portions thereof, then held by such Participant to become exercisable and remain exercisable following such termination in the manner determined by the Committee; provided, however, that no Option shall be exercisable after the expiration date thereof and any Incentive Stock Option that remains unexercised more than three months following employment termination by reason of Retirement or more than one year following employment termination by reason of Disability shall thereafter be deemed to be a Non-Qualified Stock Option.

         11.4 DATE OF TERMINATION. Unless the Committee shall otherwise determine in its discretion, a Participant's employment or other service shall, for purposes of the Plan, be deemed to have terminated on the date such Participant ceases to perform services for the Company and all Affiliates, as determined in good faith by the Committee.

         11.5 TRANSFER, LEAVE OF ABSENCE, ETC. For purposes of the Plan, the following events shall not be deemed a termination of employment:

                  (a) a transfer of an employee from the Company to an Affiliate, from an Affiliate to the Company, or from one Affiliate to another;

                  (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

                  (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

                                   ARTICLE 12

                                CHANGE OF CONTROL

         12.1 CHANGE IN CONTROL. For purposes of this Article 12, a "Change in Control" of the Company shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, or
(c) a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to
Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (x) any Person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at election of directors or (y) individuals who constitute the board of directors of the Company on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the board of directors of the Company on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for the purposes of this clause (y), considered as though such person were a member of the board of directors of the Company on the effective date of this Plan.

         12.2 ACCELERATION OF VESTING. If a Change in Control of the Company shall occur, then, without any action by the Committee or the Board, all outstanding Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the Participants to whom such Options have been granted remain in the employ or service of the Company or any Affiliate.

         12.3 CASH PAYMENT. If a Change in Control of the Company shall occur, then the Committee, in its discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Options shall receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

         12.4 LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in Section 12.2 or 12.3 above to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in
Section 12.2 or the payment of cash
in exchange for all or part of an Option as provided in Section 12.3 above (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation which as member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to Section 12.2 or 12.3 above shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

                                   ARTICLE 13

                 RIGHT TO WITHHOLD: PAYMENT OF WITHHOLDING TAXES

         13.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owing to the Participant from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements: (i) attributable to the grant or exercise of an Option, a Restricted Stock award, a Deferred Stock Award or a Stock Appreciation Right or to a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (ii) otherwise incurred with respect to an Award or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Award.

         13.2     SPECIAL RULES.

                  (a) Without limiting the generality of Section 13.1 above, the Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligations described in Section 13.1 above by electing to use Previously Acquired Shares or by electing to have the Company accept a Broker Exercise Notice with respect to that number of shares, in any such case, having a Fair Market Value, on the Tax Date, equal to the amount necessary to satisfy the withholding or employment-related taxes due, or by agreeing to deliver to the Company a promissory note in payment for some or all of the necessary amounts (containing such terms and conditions as the Committee in its discretion may determine).

                  (b) A Participant's election to use Previously Acquired Shares, a Broker Exercise Notice or a promissory note must be made on or prior to the Tax Date, is irrevocable and is subject to the consent or disapproval of the Committee. If the Participant is an officer, director or beneficial owner of more than 10% of the outstanding Common Stock and the Company has a class of equity securities registered under
         Section 12 of the Exchange Act, an election to use Previously Acquired Shares may not be made within six months of the date the Option is granted (unless the death or

         Disability of the Participant occurs prior to the expiration of such six-month period), and (unless otherwise permitted by the Committee in its discretion) must be made either six months prior to the Tax Date or at any time prior to the Tax Date between the third and twelfth business days following public release of any of the Company's quarterly or annual summary earnings statements. When shares of Common Stock are issued prior to the Tax Date to a Participant making an election to use Previously Acquired Shares, the Participant shall agree in writing to surrender that number of shares on the Tax Date having an aggregate Fair Market Value equal to the tax due.

                                   ARTICLE 14

                 RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS:
                                 TRANSFERABILITY

         14.1 EMPLOYMENT OR SERVICE. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate with respect to the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Affiliate.

         14.2 RESTRICTIONS ON TRANSFER. Other than pursuant to a qualified domestic relations order (as defined by the Code), no right or interest of any Participant in an Option prior to the exercise of such Options shall be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, divorce or bankruptcy. A Participant shall, however, be entitled to designate a beneficiary to receive an Option upon such Participant's death. In the event of a Participant's death, such Participant's rights and interest in Options shall be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options (to the extent permitted pursuant to Article 11 of the Plan) may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a Participant holding an Option is disabled from caring for his or her affairs because of mental condition, physical condition or age, any payments due the Participant may be made to, and any rights of the Participant under the Plan shall be exercised by, such Participant's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. Notwithstanding the foregoing, the Board or the Committee may, in its discretion, determine that an Option may be exercised by someone other than the optionee and that the Option may be transferable based on the tax and federal securities laws then in effect for such Options.

         14.3 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be in addition to any and all such other plans or programs. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

                                   ARTICLE 15

                           SECURITIES LAW RESTRICTIONS

         15.1 SHARE ISSUANCES. Notwithstanding any other provision of the Plan or any agreement entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Common Stock under this Plan, and an Option shall not be considered to be exercised notwithstanding the tender by the Participant of any consideration therefor, unless and until each of the following conditions has been fulfilled:

                  (a) (i) there shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws if the Committee, in its discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement; or (ii) if the Committee has determined not to so register the shares of Common Stock to be issued under the Plan, (A) exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance (as determined by counsel to the Company) and (B) there shall have been received from the Participant (or, in the event of death or disability, the Participant's heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

                  (b) there shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its discretion upon the advice of counsel, deem necessary or advisable.

         15.2 SHARE TRANSFERS. Shares of Common Stock issued pursuant to Options, Restricted Stock awards or Deferred Stock Awards granted under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

         15.3     LEGENDS.

                  (a) Unless a registration statement under the Securities Act is in effect with respect to the issuance or transfer of shares of Common Stock under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                  (b) The Committee, in its discretion, may endorse certificates representing shares issued pursuant to the exercise of Incentive Stock Options with a legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF ON OR BEFORE [THE LATER OF THE ONE-YEAR OR TWO-YEAR INCENTIVE STOCK OPTION HOLDING PERIODS], WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                                   ARTICLE 16

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 422 of the Code or under the applicable rules or regulations of any securities exchange or the NASD. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Award without the consent of the Participant affected thereby; provided, however, that this sentence shall not impair the right of the

Committee to take whatever action it deems appropriate under Section 4.3 or
Article 12 of the Plan.

                                   ARTICLE 17

                           EFFECTIVE DATE OF THE PLAN

         17.1 EFFECTIVE DATE. The Plan is effective as of June 1, 1998, the date it was adopted by the Board, subject to approval within 12 months of such adoption by a vote of the holders of a majority of the voting stock of the Company represented in person or by proxy at a duly held shareholders' meeting, or by written consent of all shareholders.

         17.2 DURATION OF THE PLAN. The Plan shall terminate at midnight on ten years from effective date and may be terminated prior thereto by Board action, and no Award shall be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

                                   ARTICLE 18

                                  MISCELLANEOUS

         18.1 CONSTRUCTION AND HEADINGS. The use of the masculine gender shall also include within its meaning the feminine, and the singular may include the plural and may include the singular, unless the context clearly indicates to the contrary. The headings of the Articles, Sections and subparts of the Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article, Section or subpart.

         18.2 PUBLIC POLICY. No person shall have any claim or right to receipt of an Award if, in the opinion of counsel to the Company, such receipt conflicts with law or is opposed to governmental or public policy.

         18.3 GOVERNING LAW. The place of administration of the Plan shall be conclusively deemed to be within the State of Minnesota, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or under any agreements evidencing Awards shall be governed by and construed exclusively and solely in accordance with the laws of the State of Minnesota without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

         18.4 SUCCESSORS AND ASSIGNS. This Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including, without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company's obligations under the Plan.

          18.5 SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any agreement evidencing an Award and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of any Option, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of shares of Common Stock and shall remain in full force and effect.